UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 3, 2022

Commission File Number:  333-151300

_______________________________

SPIRITS TIME INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

  NEVADA                      20-3455830

(State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.)

1661 Lakeview Circle

Ogden, Utah 84403

(Address of principal executive offices, including zip code)

(801) 399-3632

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.

Regulation FD Disclosure

On or about September 3, 2022, the Registrant Spirits Time International, Inc., a Nevada corporation (“Spirits Time”), and BioSculpture Technology, Inc., a Delaware corporation (“BST’), entered into a non-binding letter of intent (the “Letter of Intent’’) to explore entering into a transaction wherein Spirits Time acquires BST pursuant to a reverse triangular merger (the “Merger”) in which a newly formed subsidiary of Spirits Time (“Merger Sub’’) would be merged with and into BST, with BST surviving as a wholly owned subsidiary of Spirits Time. Accordingly, Spirits Time, the parent company, would own BST as a wholly owned subsidiary. All outstanding shares of BST would then be converted into shares of Spirits Time common stock pursuant to the Definitive Merger Agreement. Following the transaction, the parties’ current intention and expectation as set out in the Letter of Intent is that the stockholders of BST would own approximately 84.7% of the total outstanding stock of Spirits Time, and the current Spirits Time stockholders would own 15.3% of the total outstanding stock of Spirits Time. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

The foregoing description of the Letter of Intent does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter of Intent, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 7.01 by reference.

The terms of the proposed Merger and related transactions must be set forth in a definitive agreement. There are no assurances that we will be successful in negotiating an acceptable definitive agreement, when or whether a definitive agreement will be reached between the parties, or that the proposed Merger will be consummated. Even if a definitive agreement is executed, the terms of the proposed Merger may change materially from the terms set forth in the Letter of Intent. There will be many conditions to closing, many of which are outside of the parties’ control, and we cannot predict whether these conditions will be satisfied. There are no assurances when or if closing will occur, even if the parties successfully negotiate and sign a definitive agreement.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1Letter of Intent regarding proposed transaction between Spirits Time International, Inc. and BioSculpture Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRITS TIME INTERNATIONAL, INC.

By:/s/ Mark A. Scharmann

Mark A. Scharmann

President

Date September 21, 2022